Exhibit 99.1

Iveric Bio Announces Pricing of $300 Million Public Offering of Common Stock

PARSIPPANY, N.J., November 30, 2022 – IVERIC bio, Inc. (Nasdaq: ISEE) (the “Company”), today announced the pricing of an upsized underwritten public offering of 13,350,000 shares of its common stock at a price to the public of $22.50 per share, less underwriting discounts and commissions. In addition, in connection with the offering, the Company has granted the underwriters an option for a period of 30 days to purchase up to an additional 2,002,500 shares of its common stock at the public offering price, less underwriting discounts and commissions. All of the shares are being offered by the Company.

The gross proceeds from the offering are expected to be approximately $300.4 million, before underwriting discounts and commissions and offering expenses payable by the Company, and without giving effect to any exercise by the underwriters of their option to purchase additional shares.

Morgan Stanley, BofA Securities, Cowen and Stifel are acting as the book-running managers for the offering. Wedbush PacGrow is acting as lead manager for the offering. The offering is expected to close on or about December 5, 2022, subject to customary closing conditions.

The offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of an automatically effective registration statement. A final prospectus supplement related to the offering will be filed with the Securities and Exchange Commission (the “SEC”) and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, by contacting: Morgan Stanley, 180 Varick Street, 2nd Floor, New York, NY 10014, Attn: Prospectus Department, by telephone: 1-866-718-1649, or by email at prospectus@morganstanley.com; BofA Securities, 200 North College Street, 3rd floor, Charlotte, NC (28255-0001), Attn: Prospectus Department, by telephone: 1-800-294-1322, or by email at dg.prospectus_requests@bofa.com; Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone: 1-833-297-2926, or by email at PostSaleManualRequests@broadridge.com; or Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone: 1-415-364-2720, or by email at syndprospectus@stifel.com.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iveric Bio

Iveric Bio is a science-driven biopharmaceutical company focused on the discovery and development of novel treatments for retinal diseases with significant unmet medical needs. The Company is committed to having a positive impact on patients’ lives by delivering high-quality, safe and effective treatments designed to address debilitating retinal diseases including earlier stages of age-related macular degeneration.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements regarding the offering, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, future operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “future”, “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the potential completion of the offering, satisfaction of customary closing conditions related to the offering, those related to the actual and expected effects of the COVID-19 pandemic, other macro-economic events and related response measures on the Company’s business and operations, the timing, costs, conduct and outcome of the Company’s ongoing and planned research and preclinical development activities and clinical trials, the Company’s ability to establish and maintain capabilities and capacity for the manufacture of its product candidates, the Company’s competitive position, the Company’s expectations regarding the market dynamics for treatments for GA and other commercial matters, the Company’s personnel and human capital resources, need for, and ability to obtain, additional financing, plans and ability to consummate business development transactions, whether the Company’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital requirements on its expected timelines, and other factors discussed in the “Risk Factors” section contained in the preliminary prospectus supplement and the reports that the Company files with the SEC. Any forward-looking statements represent the Company’s views only as of the date of this press release. The Company anticipates that subsequent events and developments may cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

Investor Contact:
Iveric Bio
Kathy Galante
Senior Vice President, Investor Relations
kathy.galante@ivericbio.com

or

Media Contact:
Jeannie Neufeld
Senior Director, Public Relations & Communications

jeannie.neufeld@ivericbio.com